EXHIBIT 99

                    PRESS RELEASE OF ALPENA BANCSHARES, INC.

                             Alpena Bancshares, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041



December 15, 2004

FOR IMMEDIATE RELEASE

Contact: Martin A. Thomson, President and Chief Executive Officer
Alpena Bancshares, Inc.
Telephone: (989) 356-9041


                      ALPENA BANCSHARES QUARTERLY DIVIDEND


     ALPENA, Michigan - December 15, 2004 - Alpena Bancshares, Inc. (the "Company") announced a cash dividend on its common stock of $.10 per share for the quarter ended December 31, 2004. The dividend will be payable to stockholders of record as of December 31, 2004 and will be paid on January 21, 2005.

     Alpena Bancshares MHC, majority stockholder of the Company and owner of 920,000 shares of the 1,659,480 total shares outstanding, announced that it has waived the right to receive the dividend on its shares. Accordingly, the dividend will be paid on the 739,480 shares owned by minority stockholders of the Company.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank based in Alpena, Michigan. The Company's common stock trades under the symbol "ALPN."



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